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                           KEMPER VALUE FUND, INC.

                                   BY-LAWS



                                  ARTICLE I.

                                   Offices

         Section 1. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland. The Corporation shall also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 ARTICLE II.

                     Stockholders and Stock Certificates

         Section 1. Every stockholder of record shall be entitled to a stock certificate representing the shares owned by him. Stock certificates shall be in such form as may be required by law and as the Board of Directors shall prescribe. Every stock certificate shall be signed by the Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the corporate seal, which may be a facsimile, either engraved or printed. Stock certificates may bear the facsimile signatures of the officers authorized to sign such certificates.

         Section 2. Shares of the capital stock of the Corporation shall be transferable only on the books of the Corporation by the person in whose name such shares are registered, or by his duly authorized attorney or representative. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Corporation or its duly authorized transfer agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Corporation or its duly authorized transfer agent. No transfer shall be made unless and until the certificate issued to the transferor shall be delivered to the Corporation or its duly authorized transfer agent, properly endorsed.

         Section 3. Any person desiring a certificate for shares of the capital stock of the Corporation to be issued in lieu of one lost or destroyed shall make an affidavit or affirmation setting forth the loss or destruction of such stock certificate, and shall advertise such loss or destruction in such manner as the



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     Board of Directors may require, and shall, if the Board of
     Directors shall so require, give the Corporation a bond or indemnity, in such form and with such security as may be satisfactory to the Board, indemnifying the Corporation against any loss that may result upon the issuance of a new stock certificate. Upon receipt of such affidavit and proof of publication of the advertisement of such loss or destruction, and the bond, if any, required by the Board of Directors, a new stock certificate may be issued of the same tenor and for the number of shares as the one alleged to have been lost or destroyed.

         Section 4. The Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.


                                 ARTICLE III.

                           Meetings of Stockholders

         Section 1. An Annual Meeting of the stockholders of the Corporation shall be held in any year in which action by stockholders is required by the Investment Company Act of 1940. In any year in which stockholder action is not required by the Investment Company Act of 1940, no Annual Meeting shall be held unless called by the Board of Directors of the Corporation.

         Section 2. Annual Meetings of the stockholders of the Corporation for the election of Directors and for the transaction of general business shall be held at the principal office of the Corporation, or at such other place within or without the State of Maryland as the Board of Directors may from time to time prescribe. A notice of any change in the place of the annual meeting shall be given to each stockholder not less than ten days before the election is held.

         Section 3. Special meetings of the stockholders may be called at any time by the Chairman, President or a majority of the members of the Board of Directors and shall be called by the Secretary upon the written request of the holders of at least twenty-five percent of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting; provided, if the matter proposed to be acted on is substantially the same as a matter voted on at any special meeting held during the preceding twelve months, such written request shall be made by holders of at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote at such meetings. Upon receipt of a written request from such holders entitled to call a special meeting,


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     which shall state the purpose of the meeting and the matter proposed to be acted on at it, the Secretary shall inform the holders who made such request of the reasonably estimated cost of preparing and mailing a notice of a meeting and upon payment of such costs to the Corporation the Secretary shall issue notice of such meeting. Special meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Maryland as the Board of Directors may from time to time direct, or at such place within or without the State of Maryland as shall be specified in the notice of such meeting.

         Section 4. Notice of the time and place of annual or special meetings of the stockholders shall be given to each stockholder entitled to notice of such meeting not less than ten days nor more than ninety days prior to the date of such meeting. In the case of special meetings of the stockholders, the notice shall specify the object or objects of such meeting, and no business shall be transacted at such meeting other than that mentioned in the call.

         Section 5. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding twenty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding twenty days in connection with the obtaining of the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 6. At all meetings of the stockholders a quorum shall consist of the holders of a majority of the outstanding


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     shares of the capital stock of the Corporation entitled to vote at such meeting. In the absence of a quorum no business shall be transacted except that the stockholders present in person or by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time to a date not more than one hundred twenty days after the original record date without further notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting on the date specified in the original notice. Unless otherwise required by applicable law or by the Fund's Articles of Incorporation, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all votes cast at such a meeting shall be sufficient for the election of a director. The holders of such majority shall also have power to adjourn the meeting to any specific time or times, and no notice of any such adjourned meeting need be given to stockholders absent or otherwise.

         Section 7. At any meeting of the stockholders of the Corporation every stockholder having the right to vote shall be entitled, in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting unless such instrument provides for a longer period, to one vote for each share of stock having voting power registered in his name on the books of the Corporation.

                                 ARTICLE IV.

                                  Directors

         Section 1. The Board of Directors shall consist of not less than three nor more than twelve members. The Board of Directors may by a vote of the entire board increase or decrease the number of directors without a vote of the stockholders. Directors need not hold any shares of the capital stock of the Corporation.

         Section 2. The directors shall be elected by the stockholders of the Corporation at an annual meeting, if held, or at a special meeting if called for that purpose, and shall hold office until their successors shall be duly elected and shall qualify.

         Section 3. The Board of Directors shall have the control and management of the business of the Corporation, and in addition to the powers and authority by these By-Laws expressly conferred upon them, may exercise, subject to the provisions of the laws of the State of Maryland and of the Articles of Incorporation of the Corporation, all such powers of the Corporation and do all such


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     acts and things as are not required by law or by the Articles of
     Incorporation to be exercised or done by the stockholders.

         Section 4. The Board of Directors shall have power to fill vacancies occurring on the Board, whether by death, resignation or otherwise. A vacancy on the Board of Directors resulting from any cause except an increase in the number of directors may be filled by a vote of the majority of the remaining members of the Board, though less than a quorum. A vacancy on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. If less than a majority of the directors in office shall have been elected by the stockholders, a meeting of the stockholders shall be called as required under the Investment Company Act of 1940, as amended.

         Section 5. The Board of Directors shall have power to appoint, and at its discretion to remove or suspend, any officers, managers, superintendents, subordinates, assistants, clerks, agents and employees, permanently or temporarily, as the Board may think fit, and to determine their duties and to fix, and from time to time to change, their salaries or emoluments, and to require security in such instances and in such amounts as it may deem proper.

         Section 6. In case of the absence of an officer of the Corporation, or for any other reason which may seem sufficient to the Board of Directors, the Board may delegate his powers and duties for the time being to any other officer of the Corporation or to any director.

         Section 7. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in such resolution or resolutions and by applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee shall keep regular minutes of its proceedings, and shall report the same to the Board when required.

         Section 8. The Board of Directors may hold their meetings and keep the books of the Corporation, except the original or a duplicate stock ledger and the original or a certified copy of these By-Laws, outside of the State of Maryland, at such place or places as they may from time to time determine.

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         Section 9. The Board of Directors shall have power to fix, and from time to time to change the compensation, if any, of the directors of the Corporation.

                                  ARTICLE V.

                              Directors Meetings

         Section 1. Regular meetings of the Board of directors shall be held without notice at such times and places as may be from time to time prescribed by the Board.

         Section 2. Special meetings of the Board of Directors may be called at any time by the Chairman, and shall be called by the Chairman upon the written request of a majority of the members of the Board of Directors. Unless notice is waived by all the members of the Board of Directors, notice of any special meeting shall be given to each director at least twenty-four hours prior to the date of such meeting, and such notice shall provide the time and place of such special meeting.

         Section 3. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting; except that if the number of directors on the Board is less than six, two members shall constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting where there is a quorum shall be the act of the Board of Directors except as may be otherwise required by Maryland law or the Investment Company Act of 1940.

         Section 4. The order of business at meetings of the Board of Directors shall be prescribed from time to time by the Board.

                                 ARTICLE VI.

                             Officers and Agents

         Section 1. At the first meeting of the Board of Directors after the election of Directors in each year, the Board shall elect a Chairman, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer and may elect or appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as the Board may deem necessary and as the business of the Corporation may require.

         Section 2. The Chairman of the Board shall be elected from the membership of the Board of Directors, but other officers need not be members of the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Vice President. All officers of the Corporation shall serve

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     for one year and until their successors shall have been duly elected and shall have qualified; provided, however, that any officer may be removed at any time, either with or without cause, by action by the Board of Directors.

                                 ARTICLE VII.

                              Duties of Officers

     Chairman of the Board

         Section 1. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall be a member ex officio of all standing committees. He shall have those duties and responsibilities as shall be assigned to him by the Board of Directors. In the absence, resignation, disability or death of the President, the Chairman shall exercise all the powers and perform all the duties of the President until his return, or until such disability shall be removed or until a new President shall have been elected.

                                  President

         Section 2. The President shall be the Chief Executive
     Officer and head of the Corporation, and in the recess of the Board of Directors shall have the general control and management of its business and affairs, subject, however, to the regulations of the Board of Directors.

         The President shall, in the absence of the Chairman, preside at all meetings of the stockholders and the Board of Directors. In the event of the absence, resignation, disability or death of the Chairman, the President shall exercise all powers and perform all duties of the Chairman until his return, or until such disability shall have been removed or until a new Chairman shall have been elected.

                               Vice Presidents

         Section 3. The Vice Presidents shall have those duties and responsibilities as shall be assigned to them by the Chairman or the President. In the event of the absence, resignation, disability or death of the Chairman and President, the Vice President who has been duly authorized to do so by the Chairman or President, shall exercise all the powers and perform all the duties of the President or until such disability shall be removed or until a new President shall have been elected.

                   The Secretary and Assistant Secretaries

         Section 4. The Secretary shall attend all meetings of the stockholders and shall record all the proceedings thereof in a

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     book to be kept for that purpose, and he shall be the custodian of the corporate seal of the Corporation. In the absence of the Secretary, an Assistant Secretary or any other person appointed or elected by the Board of Directors, as is elsewhere in these Bylaws provided, may exercise the rights and perform the duties of the Secretary.

         Section 5. The Assistant Secretary, or, if there be more than one Assistant Secretary, then the Assistant Secretaries in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Any Assistant Secretary elected by the Board shall also perform such other duties and exercise such other powers as the Board of Directors shall from time to time prescribe.

                    The Treasurer and Assistant Treasurers

         Section 6. The Treasurer shall keep full and correct accounts of the receipts and expenditures of the Corporation in books belonging to the Corporation, and shall deposit all monies and valuable effects in the name and to the credit of the Corporation and in such depositories as may be designated by the Board of Directors, and shall, if the Board shall so direct, give bond with sufficient security and in such amount as may be required by the Board of Directors for the faithful performance of his duties.

         He shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as the chief fiscal officer of the Corporation and of the financial condition of the Corporation, and shall present each year before the annual meeting of the stockholders a full financial report of the preceding fiscal year.

         Section 7. The Assistant Treasurer, or, if there be more than one Assistant Treasurer, then the Assistant Treasurers in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer elected by the board shall also perform such duties and exercise such powers as the Board of Directors shall from time to time prescribe.

                                ARTICLE VIII.

                            Investment Limitations

         The following investment limitations may not be changed with respect to any Portfolio without the approval of a majority of the outstanding voting securities of the Portfolio. A "majority"

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     is defined as the lesser of: (1) at least 67% of the voting securities of the Portfolio (to be affected by the proposed change) present a meeting if the holders of the more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of such Portfolio.

         The Portfolios will not:

         1. Purchase securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if immediately thereafter more than 5% of its total assets would be invested in the securities of any one issuer, or purchase more than 10% of an issuer's outstanding voting securities, except that up to 25% of each Portfolio's total assets may be invested without regard to these limitations.

         2. Borrow money or issue senior securities, except that each Portfolio may borrow from banks for temporary purposes in amounts not in excess of 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing in amounts not in excess of the lesser of the amount borrowed or 10% of the value of its total assets at the time of such borrowing; provided that the Portfolios may enter into futures contracts and related options as described in the prospectus. Optioned securities are not considered to be pledged for purposes of this limitation.

         3. Purchase any securities which would cause more than 25% of the value of its total assets at the time of purchase to be invested in the securities of issuers conducting their principal activities in the same industry.

         4. Invest more than 10% of the value of its total assets in illiquid securities, including, restricted securities and repurchase agreements with remaining maturities in excess of seven days, and other securities for which market quotations are not readily available.

         5. Make loans, except that each Portfolio may lend securities it owns as described herein and enter into repurchase agreements pursuant to its investment objective and policies.

         6. Purchase securities on margin, make short sales of securities provided that the Portfolios may enter into futures contracts and related options and make initial and variation margin deposits in connection therewith.

         7. Purchase or sell commodities or commodity contracts except as stated in the prospectus, or invest in oil, gas or mineral exploration or development programs, provided that the

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     Portfolios may, to the extent appropriate to their investment objectives, purchase publicly traded securities of companies engaging in whole or in part in such activities.

         In addition to the "Investment Limitations" stated above, the Portfolios will not: (1) purchase or retain securities of an issuer if those officers and directors of the Fund or its investment advisor owning more than 1/2 of 1% of such securities together own more than 5% of such securities; (2) engage in the business of underwriting securities issued by others, except that each Portfolio may acquire securities which are subject to restrictions on disposition ("restricted securities") within the meaning of the Securities Act of 1933, but no such purchase will be made which would result in more than 10% of the value of the Portfolio's total assets consisting of restricted securities, repurchase agreements with maturities of greater than seven days, and other securities without readily available market quotations;
     (3) invest for the purpose of exercising control over management of any company; (4) invest its assets in securities of any investment company, except by open market purchases at an ordinary broker's commission, or in connection with a merger, acquisition of assets, consolidation or reorganization; (5) invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation; (6) purchase warrants except warrants acquired as a result of its holdings of common stocks;
     (7) purchase an interest in a real estate investment trust.

                                 ARTICLE IX.

                              Other Restrictions

         Section 1. Dealings. The Officers and Directors of the Corporation, its investment adviser or any sub-adviser shall have no dealings for or on behalf of the Corporation with themselves as principal or agent, or with any corporation or partnership in which they have a financial interest, provided that this Section shall not prevent:

         (a) Officers or Directors of the Corporation from having a financial interest in the Corporation, in any sponsor, manager, investment adviser or promoter of the Corporation, or in any underwriter of securities issued by the Corporation;

         (b) The purchase of securities for any Portfolio of the Corporation, or sale of Securities owned by any Portfolio of the Corporation through a securities dealer, one or more of whose partners, officers, directors or security holders is an Officer or Director of the Corporation, its investment adviser or its sub-adviser, provided such transactions are handled in a brokerage capacity only, and provided commissions charged do not exceed customary brokerage charges for such service;

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         (c) The employment of any legal counsel, registrar, transfer agent, dividend disbursing agent or custodian having a partner, officer, director or security holder who is an Officer or Director of the Corporation; provided only customary fees are charged for services rendered to or for the benefit of the Corporation;

         (d) The purchase for any Portfolio of the Corporation of securities issued by an issuer having an officer, director or security holder who is an Officer or Director of the Corporation or of any manager of the Corporation, unless the retention of such securities in the Portfolio of the Corporation would be a violation of these By-Laws or the Articles of Incorporation of the Corporation.

         Section 2. Claims Against Portfolio Assets. Each Portfolio of the Corporation shall provide in any loan agreement and any other agreement to pledge, mortgage or hypothecate any of its assets that such loan shall be repaid solely by the Portfolio which borrowed funds, that to the extent such loan may be secured only by the assets of the Portfolio which obtained the loan, no creditor of such Portfolio shall have any rights to any assets of the Corporation other than the specific assets which secure the agreement.

                                  ARTICLE X.

                         Checks, Drafts, Notes, Etc.

         Section 1. All checks shall bear the signature of such person or persons as the Board of Directors may from time to time direct.

         Section 2. All notes and other similar obligations and acceptances of drafts by the Corporation shall be signed by such person or persons as the Board of Directors may from time to time direct.

         Section 3. Any officer of the Corporation or any other employee, as the Board of Directors may from time to time direct, shall have full power to endorse for deposit all checks and all negotiable paper drawn payable to his or their order or to the order of the Corporation.

                                 ARTICLE XI.

                                Corporate Seal

         Section 1. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Maryland." Such seal


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     may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                 ARTICLE XII.

               Determination of Net Asset Value and Redemption

         Section 1. The Board of Directors shall have power to fix an initial offering price for the shares of any series which shall yield to the corporation not less than the par value thereof, at which price the shares of the Common Stock of the corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the corporation not less than the par value thereof from sales of the shares of its Common Stock; provided, however, that no shares of the Common Stock of the corporation shall be issued or sold for a consideration which shall yield to the corporation less than the net asset value of shares of such series determined as hereinafter provided, as of the business day on which such shares are sold, or at such other times set by the Board of Directors, except in the case of shares of such Common Stock issued in payment of a dividend properly declared and payable.

         The net asset value of the property and assets of any series of the corporation shall be determined at such times as the Board of Directors may direct, by deducting from the total appraised value of all of the property and assets of the corporation, determined in the manner hereinafter provided, all debts, obligations and liabilities of the corporation (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise).

         In determining the total appraised value of all the property and assets of the corporation or belonging to any series thereof:

         (a) Securities owned shall be valued at market value or, in the absence of readily available market quotations, at fair value as determined in good faith by or as directed by the Board of Directors in accordance with applicable statutes and regulations.

         (b) Dividends declared but not yet received, or rights, in respect of securities which are quoted ex-dividend or ex-rights, shall be included in the value of such securities as determined by or pursuant to the direction of the Board of Directors on the day the particular securities are first quoted ex-dividend or ex-rights, and on each succeeding day until the said dividends or


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     rights are received and become part of the assets of the
     corporation.

         (c) The value of any other assets of the corporation (and any of the assets mentioned in paragraphs (a) or (b), in the discretion of the Board of Directors in the event of a national financial emergency, as hereinafter defined) shall be determined in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

         The net asset value of each share of the Common Stock of the corporation shall be determined by dividing the total market value of the property and assets of the relevant series of the corporation by the total number of shares of its Common Stock then issued and outstanding for such series, including any shares sold by the corporation up to and including the date as of which such net asset value is to be determined whether or not certificates therefor have actually been issued. In case the net asset value of each share so determined shall include a fraction of one cent, such net asset value of each share shall be adjusted to the nearest full cent.

         For the purposes of these Articles of Incorporation,a "national financial emergency" is defined as the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the corporation of securities owned by such series is not reasonably practicable or it is not reasonably practicable for the corporation fairly to determine the value of the net assets of such series,or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. The Board of Directors may, in its discretion, declare the suspension described in (iv) above at an end, and such other suspension relating to a natural financial emergency shall terminate, as the case may be, on the first business day on which said Stock Exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which in the absence of an official ruling by said Commission or succeeding authority, the determination of the Board of Directors shall be conclusive).

         Section 2. To the extent permitted by law, and except in the case of a national financial emergency, the corporation shall redeem shares of its Common Stock from its stockholders upon

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

     request of the holder thereof received by the corporation or its designated agent during business hours of any business day, provided that such request must be accompanied by surrender of outstanding certificate or certificates for such shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such shares (or, on such request in the event no certificate is outstanding) by, or pursuant to the direction of the Board of Directors of the corporation, and accompanied by proper stock transfer stamps. Shares redeemed upon any such request shall be purchased by the corporation at the net asset value of such shares determined in the manner provided in Paragraph (1) of this Article Seventh, as of the close of business on the business day during which such request was received in good order by the corporation.

         Payments for shares of its Common Stock so redeemed by the corporation shall be made from the assets of the applicable series in cash, except payment for such shares may, at the option of the Board of Directors, or such officer or officers as they may duly authorize for the purpose in their complete discretion, be made from the assets of that series in kind or partially in cash and partially in kind. In case of any payment in kind the Board of Directors, or their delegate, shall have absolute discretion as to what security or securities of such series shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the current net asset value of the series of the Fund's shares, provided that any stockholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the Investment Company Act of 1940 shall receive cash.

         Payment for shares of its Common Stock so redeemed by the corporation shall be made by the corporation as provided above within seven days after the date which such shares are deposited; provided, however, that if payment shall be made by delivery of assets of the corporation, as provided above, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered may be made, but not necessarily within such seven day period.

         The right of any holder of shares of the Common Stock of the corporation to receive dividends thereon and all other rights of such stockholder with respect to the shares so redeemed by the corporation shall cease and determine from and after the time as of which the purchase price of such shares shall be fixed, as provided above, except the right of such stockholder to receive payment for such shares as provided for herein.



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

                                ARTICLE XIII.

                                  Dividends

         Section 1. Dividends upon the shares of the capital stock of the Corporation may, subject to the provisions of the Articles of Incorporation of the Corporation, if any, be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

         Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem to be for the best interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

                                 ARTICLE XIV.

                               Indemnification

         Section 1. The corporation shall indemnify its directors and officers to the fullest extent allowed, and in the manner provided, by Maryland law, including the advancing of expenses incurred in connection therewith. Such indemnification shall be in addition to any other right or claim to which any director or officer may otherwise be entitled. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have had the power to indemnify such liability.

         Section 2. Nothing contained in this Article XIV protects or purports to protect, or may be interpreted or construed to protect, any director or officer against liability to the corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.



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

                                 ARTICLE XV.

                                 Fiscal Year

         Section 1. The fiscal year of the Corporation shall begin on December 1 of each year, and end on November 30 of each year.

                                 ARTICLE XVI.

                                   Notices

         Section 1. Whenever under the provisions of these By-Laws notice is required to be given to any director or stockholder, such notice is deemed given when it is personally delivered, left at the residence or usual place of business of the director or stockholder, or mailed to such director or stockholder at such address as shall appear on the books of the Corporation and such notice, if mailed, shall be deemed to be given at the time it shall be so deposited in the United States mail postage prepaid. In the case of directors, such notice may also be given orally by telephone or by telegraph or cable.

         Section 2. Any notice required to be given under these By-Laws may be waived in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein.

                                ARTICLE XVII.

                                  Amendments

         Section 1. Except as otherwise provided in Article VIII, these By-Laws may be amended, altered or repealed by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon, or by a majority of the Board of Directors, as the case may be.













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